Exhibit 99.1

Energy XXI Announces Fiscal Year-End Results and

Details Fiscal 2015 Budget

Proved reserves grew 38% to 246 MMBOE

Reserve replacement rate exceeded 510%

Fourth-quarter production volumes ahead of company guidance

Fiscal 2014 oil production grew 6%

Fiscal 2015 capital program focused on oil development

Fiscal 2015 production expected to grow more than 30%, oil more than 40%

HOUSTON – Aug. 13, 2014– Energy XXI (NASDAQ: EXXI) (AIM: EXXI) today announced fiscal fourth-quarter and full-year financial and operating results for the period ending June 30, 2014, and provided fiscal 2015 guidance.

Highlights

•	Fourth-quarter adjusted EBITDA was $194.3 million as production tops guidance, including a higher percentage of oil volumes

•	Proved reserves reach 246 MMBOE, lifting PV-10 to $7.6 billion, while 3P reserves grow to 432 MMBOE, with a PV-10 of $14.6 billion

•	Fiscal 2014 production rose 4% year over year, with oil up 6%, while fiscal 2015 production is expected to grow more than 37% at the guidance mid-point, and 48% for oil

•	Acquisition of EPL adds locations to the drilling inventory and provides significant operational synergies, including cost savings exceeding initial targets

•	Fiscal 2015 capital budget target of $875 million focused on development drilling, with 30 wells expected to be placed on production in fiscal 2015, compared with 17 wells in fiscal 2014

1

Fiscal 2014 Fourth-Quarter and Full-year Results

For the 2014 fiscal fourth quarter, adjusted earnings before non-recurring charges and interest, taxes, depreciation, depletion and amortization (adjusted EBITDA) was $194.3 million (a non-GAAP measure reconciled below) on revenues of $324.1 million. Volumes averaged 46,100 barrels of oil equivalent per day (BOE/d), 69 percent of which was oil. Due to non-recurring items associated with acquisition and divestiture activities, the company reported a net loss in the 2014 fiscal fourth quarter of $1.8 million, or $0.06 per diluted share.

For the fiscal year ended June 30, 2014, adjusted EBITDA was $754.2 million, compared to $768.9 million in fiscal 2013. Fiscal 2014 net income available for common shareholders was $47.6 million, or $0.64 per diluted share, on revenues of $1.2 billion. Net income available for common shareholders for fiscal 2013 was $150.6 million, or $1.86 per diluted share, on revenues of $1.2 billion. Fiscal 2014 production averaged 45,000 BOE/d, up four percent from production of 43,100 BOE/d the prior year, while the oil portion rose six percent, representing 67 percent of volumes compared with 66 percent in fiscal 2013.

Fiscal 2014 Year-end Reserves

The company’s June 30, 2014 fiscal year-end proved reserves are estimated at 246 million barrels of oil equivalent (MMBOE), 75 percent liquids, up 38 percent from the June 30, 2013 year-end reserves, primarily due to the June 2014 acquisition of EPL Oil & Gas. Approximately 61 percent of proved reserves are proved developed. The tables set forth below provide additional information regarding the company’s reserves and associated values.

2

	Oil	NGL	Gas	Equivalent	PV10%
	(MBBL)	(MBBL)	(MMCF)	(MBOE)	($000)[1]
Proved Developed Producing	87,609	3,368	132,106	112,994	3,362,983
Proved Developed Non-Producing	19,291	2,522	90,811	36,948	904,447
Proved Undeveloped	68,916	3,684	141,940	96,256	3,334,074
Proved Reserves	175,815	9,573	364,856	246,198	7,601,504
Probable	70,123	3,556	134,390	96,077	3,628,742
Proved+Probable	245,938	13,129	499,246	342,275	11,230,246
Possible	64,870	2,733	130,103	89,287	3,396,132
Proved+Probable+Possible	310,808	15,862	629,349	431,562	14,626,378

1Before tax, as of June 30, 2014, using prices of $103.63/per barrel of oil and $4.15/MCF ($96.75/per barrel of oil and $4.10/MMBTU base before differentials & BTU adjustment), based on the SEC-prescribed first-of-the-month average prices for the preceding 12 months

“Our reserves base has continued to grow, particularly the liquids portion, which has resulted in even higher increases in the reserves’ value,” Energy XXI Chairman and CEO John Schiller said. “In addition to growth from the EPL acquisition, we grew oil reserves organically, replacing 124 percent of our liquids production. We believe we can continue adding reserves organically as our teams apply technology to identify untapped reservoirs and increase recoveries of the oil in place.”

Netherland, Sewell & Associates, Inc., independent oil and gas reserves consultants, audited the year-end reserves estimates. All of the company’s reserves are in the United States Gulf of Mexico or Gulf Coast.

Capital Expenditures

The company’s capital budget for fiscal year 2015, which began July 1, 2014, is estimated between $850 million and $950 million, with $875 million as the expected case and the higher end of the range primarily reliant on a successful test of the Lomond North well in the Highlander area.  Development drilling, completions and recompletions account for approximately $475 million of planned spending, up approximately 26 percent from $378 million in fiscal 2014.  This includes $38 million for non-operated projects in fiscal 2015, compared to $48 million in the prior year.  The company currently is operating eight drilling rigs, and expects to complete 30 development wells in fiscal 2015, a 76 percent increase over fiscal 2014.  The targeted $875 million budget would allow the company to operate an average of six rigs in fiscal 2015, with a majority of the capital being allocated to the first half of the year. Exploration drilling is budgeted at $33 million, down from approximately $112 million in the prior year.  This includes $24 million for non-operated projects in fiscal 2015, compared to $42 million in the prior year.  The bulk of the remaining capital budget for fiscal 2015 is allocated to facilities, general and administrative, land and abandonment costs. Fiscal 2014 capital spending totaled $814.9 million, including abandonment costs.

3

Guidance

First-quarter and full-year guidance is provided below.

Results	FY 2015 Annual			FY 2015 Q1
	High	Mid	Low	High	Mid	Low
Estimated Production
Liquids, MBOD	47.0	44.5	42.0	43.0	41.5	40.0
Equivalent, MBOED	64.0	61.5	59.0	60.0	58.5	57.0
% Oil Liquids	73%	72%	71%	72%	71%	70%

Adjusted EBITDA @ Various Prices
$110 Bbl/$4 Mcf	1,359	1,258	1,157	313	298	283
$100 Bbl/$4 Mcf	1,187	1,096	1,004	274	261	247
$95 Bbl/$4 Mcf	1,101	1,015	928	255	242	229

Production and Operations Update

At the mid-point of guidance, fiscal 2015 production is expected to increase 37 percent over the prior year, with oil volumes 48 percent ahead of the prior year. July 2014 production approximated 59,000 BOE/d with 42,000 barrels per day of oil.

The company currently operates eight rigs in the shallow waters on the Gulf of Mexico shelf. Drilling is ongoing at West Delta 29/30 and 73, Main Pass, Ship Shoal 208/209, and South Timbalier.

In the non-operated joint venture with Freeport McMoRan Oil & Gas in the Inboard Lower Tertiary/Cretaceous trend, completion activity is ongoing at Lomond North in the Highlander area, located primarily in St. Martin Parish, Louisiana. The operator expects a flow test to be conducted in the second half of calendar year 2014.

4

Energy XXI was awarded 29 shallow-water blocks in the Central Gulf of Mexico lease sale #231 by the U.S. Bureau of Ocean Energy Management. Two additional blocks jointly bid with Fieldwood and Apache also were awarded.

ENERGY XXI (BERMUDA) LIMITED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In Thousands, except per share information)

(Unaudited)

As required under Regulation G of the Securities Exchange Act of 1934, provided below are reconciliations of net income to the following non-GAAP financial measure: Adjusted EBITDA. The company uses this non-GAAP measure as a key metric for the management of the company and to demonstrate the company's ability to internally fund capital expenditures and service debt.

	Quarter Ended June 30,		Year Ended June 30,
	2014	2013	2014	2013

Net Income (Loss) as Reported	$(1,815)	$62,053	$59,111	$162,081

Other expense	49,962	28,479	164,211	113,091
Depreciation, depletion and amortization	119,691	96,846	423,319	376,224
Income tax expense	6,530	21,215	57,089	86,633

EBITDA	174,368	208,593	703,730	738,029

Adjustments to EBITDA
Accretion of asset retirement obligation	9,366	7,828	30,183	30,885
Acquisition and divestiture expenses	10,610	—	20,268	—

Adjusted EBITDA	$194,344	$216,421	$754,181	$768,914

Adjusted EBITDA Per Common Share
Basic	$2.52	$2.76	$10.14	$9.73
Diluted	$2.51	$2.76	$10.13	$9.71

Weighted Average Number of Common Shares Outstanding
Basic	77,265	78,409	74,375	79,063
Diluted	77,326	78,477	74,445	79,166

5

ENERGY XXI (BERMUDA) LIMITED

CONSOLIDATED BALANCE SHEETS

(In Thousands, except share information)

	June 30,
	2014	2013
ASSETS
Current Assets
Cash and cash equivalents	$145,806	$—
Accounts receivable
Oil and natural gas sales	167,075	132,521
Joint interest billings	12,898	9,505
Insurance and other	5,438	6,745
Prepaid expenses and other current assets	72,530	50,738
Deferred income taxes	52,587
Derivative financial instruments	1,425	38,389
Total Current Assets	457,759	237,898
Property and Equipment
Oil and natural gas properties - full cost method of accounting, including $1,165.7 million and $422.6 million of unevaluated properties not being amortized at June 30, 2014 and 2013, respectively	6,524,602	3,289,505
Other property and equipment	19,760	17,003
Total Property and Equipment, net of accumulated depreciation, depletion, amortization and impairment	6,544,362	3,306,508
Other Assets
Goodwill	327,235	—
Derivative financial instruments	3,035	21,926
Equity investments	40,643	12,799
Restricted cash	6,350	—
Other assets and debt issuance costs, net of accumulated amortization	57,394	32,580
Total Other Assets	434,657	67,305
Total Assets	$7,436,778	$3,611,711
LIABILITIES
Current Liabilities
Accounts payable	$415,718	$219,610
Accrued liabilities	133,526	105,192
Notes payable	21,967	22,524
Deferred income taxes	—	20,517
Asset retirement obligations	79,649	29,500
Derivative financial instruments	31,957	40
Current maturities of long-term debt	15,020	19,554
Total Current Liabilities	697,837	416,937
Long-term debt, less current maturities	3,744,624	1,350,491
Deferred income taxes	701,038	140,804
Asset retirement obligations	480,185	258,318
Derivative financial instruments	4,306	—
Other liabilities	10,958	7,915
Total Liabilities	5,638,948	2,174,465
Stockholders’ Equity
Preferred stock, $0.001 par value, 7,500,000 shares authorized at June 30, 2014 and 2013, respectively
7.25% Convertible perpetual preferred stock, 8,000 shares issued and outstanding at June 30, 2014 and 2013, respectively	—	—
5.625% Convertible perpetual preferred stock, 812,760 and 813,188 shares issued and outstanding at June 30, 2014 and 2013, respectively	1	1
Common stock, $0.005 par value, 200,000,000 shares authorized and 93,719,570 and 79,425,473 shares issued and 93,719,570 and 76,485,910 shares outstanding at June 30, 2014 and 2013, respectively	468	397
Additional paid-in capital	1,837,462	1,512,311
Accumulated deficit	(19,626)	(29,352)
Accumulated other comprehensive (loss) income, net of income taxes	(20,475)	26,552
Treasury stock, at cost, 2,938,900 shares at June 30, 2013	—	(72,663)
Total Stockholders’ Equity	1,797,830	1,437,246
Total Liabilities and Stockholders’ Equity	$7,436,778	$3,611,711

See accompanying Notes to Consolidated Financial Statements

6

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, except per share information)

	Year Ended June 30,
	2014	2013	2012

Revenues
Crude oil sales	$1,091,223	$1,080,982	$1,186,631
Natural gas sales	139,502	127,863	116,772
Total Revenues	1,230,725	1,208,845	1,303,403

Costs and Expenses
Lease operating	365,747	337,163	310,815
Production taxes	5,427	5,246	7,261
Gathering and transportation	23,532	24,168	16,371
Depreciation, depletion and amortization	423,319	376,224	367,463
Accretion of asset retirement obligations	30,183	30,885	39,161
General and administrative expense	96,402	71,598	86,276
Loss (gain) on derivative financial instruments	5,704	1,756	(7,228)
Total Costs and Expenses	950,314	847,040	820,119

Operating Income	280,411	361,805	483,284

Other Income (Expense)
Loss from equity method investees	(4,781)	(6,397)	—
Other income - net	3,298	1,965	71
Interest expense	(162,728)	(108,659)	(108,882)
Total Other Expense	(164,211)	(113,091)	(108,811)

Income Before Income Taxes	116,200	248,714	374,473

Income Tax Expense	57,089	86,633	38,646

Net Income	59,111	162,081	335,827
Induced Conversion of Preferred Stock	—	—	6,068
Preferred Stock Dividends	11,489	11,496	13,028
Net Income Available for Common Stockholders	$47,622	$150,585	$316,731

Earnings per Share
Basic	$0.64	$1.90	$4.10
Diluted	$0.64	$1.86	$3.85

Weighted Average Number of Common Shares Outstanding
Basic	74,375	79,063	77,310
Diluted	74,445	87,263	87,208

7

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Year Ended June 30,
	2014	2013	2012
Cash Flows From Operating Activities
Net income	$59,111	$162,081	$335,827
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	423,319	376,224	367,463
Deferred income tax expense	53,448	73,761	38,796
Change in derivative financial instruments
Proceeds from sale of derivative instruments	—	760	66,522
Other – net	(1,793)	(27,516)	(52,155)
Accretion of asset retirement obligations	30,183	30,885	39,161
Loss from equity method investees	4,781	6,397	—
Amortization and write-off of debt issuance costs and other	13,774	6,898	7,559
Stock-based compensation	6,711	3,505	11,760
Changes in operating assets and liabilities
Accounts receivable	63,283	1,690	(4,995)
Prepaid expenses and other current assets	6,019	12,499	(15,890)
Settlement of asset retirement obligations	(57,391)	(41,939)	(14,990)
Accounts payable and accrued liabilities	(55,985)	32,903	6,456
Net Cash Provided by Operating Activities	545,460	638,148	785,514

Cash Flows from Investing Activities
Acquisitions, net of cash acquired	(849,641)	(161,164)	(6,401)
Capital expenditures	(788,676)	(816,105)	(570,670)
Insurance payments received	1,983	—	6,472
Change in equity method investments	(34,294)	(16,693)	(2,201)
Proceeds from the sale of properties	126,265	—	2,750
Transfer to restricted cash	(325)	—	—
Other	113	(41)	457
Net Cash Used in Investing Activities	(1,544,575)	(994,003)	(569,593)

Cash Flows from Financing Activities
Proceeds from the issuance of common and preferred stock, net of offering costs	3,994	7,021	9,839
Discount on convertible debt allocated to additional paid-in capital	63,432	—	—
Conversion of preferred stock to common stock	—	—	(6,040)
Repurchase of company common stock	(184,263)	(58,666)	—
Dividends to shareholders - common	(34,680)	(25,992)	—
Dividends to shareholders - preferred	(11,489)	(11,496)	(18,682)
Proceeds from long-term debt	3,420,873	1,576,551	896,717
Payments on long-term debt	(2,079,485)	(1,243,848)	(1,008,300)
Debt issuance costs	(33,461)	(4,805)	—
Other	—	3	(775)
Net Cash Provided by (Used in) Financing Activities	1,144,921	238,768	(127,241)

Net Increase (Decrease) in Cash and Cash Equivalents	145,806	(117,087)	88,680

Cash and Cash Equivalents, beginning of year	—	117,087	28,407

Cash and Cash Equivalents, end of year	$145,806	$—	$117,087

8

	Quarter Ended
Operating Highlights	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013
	(In Thousands, Except per Unit Amounts)
Operating revenues
Crude oil sales	$294,974	$254,641	$263,626	$290,965	$270,623
Natural gas sales	34,508	37,562	31,138	32,584	38,630
Hedge gain (loss)	(5,348)	(7,020)	2,052	1,043	5,072
Total revenues	324,134	285,183	296,816	324,592	314,325
Percent of operating revenues from crude oil
Prior to hedge gain (loss)	90%	87%	89%	90%	88%
Including hedge gain (loss)	89%	88%	88%	89%	87%
Operating expenses
Lease operating expense
Insurance expense	8,357	6,410	7,920	8,496	7,462
Workover and maintenance	14,408	17,797	19,690	14,586	15,622
Direct lease operating expense	79,806	59,417	66,179	62,681	59,371
Total lease operating expense	102,571	83,624	93,789	85,763	82,455
Production taxes	1,750	1,090	1,189	1,398	1,481
Gathering and transportation	6,509	5,700	5,978	5,345	5,668
DD&A	119,691	99,899	103,513	100,216	96,846
General and administrative	30,824	24,208	17,698	23,672	12,299
Other – net	8,112	5,861	13,147	8,767	3,829
Total operating expenses	269,457	220,382	235,314	225,161	202,578
Operating income	$54,677	$64,801	$61,502	$99,431	$111,747
Sales volumes per day
Natural gas (MMcf)	84.8	83.7	89.3	100.8	107.4
Crude oil (MBbls)	32.0	28.4	30.2	29.7	28.9
Total (MBOE)	46.1	42.3	45.1	46.6	46.8
Percent of sales volumes from crude oil	69%	67%	67%	64%	62%

Average sales price
Natural gas per Mcf	$4.47	$4.98	$3.79	$3.51	$3.95
Hedge gain (loss) per Mcf	(0.02)	(0.31)	0.42	0.30	0.23
Total natural gas per Mcf	$4.45	$4.67	$4.21	$3.81	$4.18
Crude oil per Bbl	$101.45	$99.71	$94.85	$106.31	$102.82
Hedge gain (loss) per Bbl	(1.78)	(1.83)	(0.50)	(0.63)	1.08
Total crude oil per Bbl	$99.67	$97.88	$94.35	$105.68	$103.90
Total hedge gain (loss) per BOE	$(1.28)	$(1.84)	$0.49	$0.24	$1.19

Operating revenues per BOE	$77.28	$74.85	$71.54	$75.78	$73.78
Operating expenses per BOE
Lease operating expense
Insurance expense	1.99	1.68	1.91	1.98	1.75
Workover and maintenance	3.44	4.67	4.75	3.41	3.67
Direct lease operating expense	19.03	15.59	15.95	14.63	13.94
Total lease operating expense per BOE	24.46	21.94	22.61	20.02	19.36
Production taxes	0.42	0.29	0.29	0.33	0.35
Gathering and transportation	1.55	1.50	1.44	1.25	1.33
DD&A	28.54	26.22	24.95	23.40	22.73
General and administrative	7.35	6.35	4.27	5.53	2.89
Other – net	1.93	1.54	3.17	2.05	0.90
Total operating expenses per BOE	64.25	57.84	56.73	52.58	47.56
Operating income per BOE	$13.03	$17.01	$14.81	$23.20	$26.22

9

	Year Ended June 30,
Operating Highlights	2014	2013	2012	2011	2010
	(In Thousands, Except per Unit Amounts)
Operating revenues
Crude oil sales	$1,104,206	$1,067,686	$1,186,193	$777,869	$383,928
Natural gas sales	135,792	112,753	88,608	101,815	69,399
Hedge gain (loss)	(9,273)	28,406	28,602	(20,314)	45,604
Total revenues	1,230,725	1,208,845	1,303,403	859,370	498,931
Percent of operating revenues from crude oil
Prior to hedge gain (loss)	89%	90%	93%	88%	85%
Including hedge gain (loss)	89%	89%	91%	84%	78%
Operating expenses
Lease operating expense
Insurance expense	31,183	32,737	28,521	27,876	27,603
Workover and maintenance	66,481	65,118	56,413	33,095	19,630
Direct lease operating expense	268,083	239,308	225,881	178,507	95,379
Total lease operating expense	365,747	337,163	310,815	239,478	142,612
Production taxes	5,427	5,246	7,261	3,336	4,217
Gathering and transportation	23,532	24,168	16,371	12,499	—
Depreciation, depletion and amortization	423,319	376,224	367,463	293,479	181,640
General and administrative	96,402	71,598	86,276	75,091	49,667
Other – net	35,887	32,641	31,933	26,564	18,748
Total operating expenses	950,314	847,040	820,119	650,447	396,884
Operating income	$280,411	$361,805	$483,284	$208,923	$102,047
Sales volumes per day
Natural gas (MMcf)	89.7	88.6	81.5	67.2	42.6
Crude oil (MBbls)	30.1	28.3	30.5	23.4	14.7
Total (MBOE)	45.0	43.1	44.1	34.6	21.8
Percent of sales volumes from crude oil	67%	66%	69%	68%	67%

Average sales price
Natural gas per Mcf	$4.15	$3.48	$2.97	$4.15	$4.47
Hedge gain per Mcf	0.11	0.47	0.94	1.54	2.68
Total natural gas per Mcf	$4.26	$3.95	$3.91	$5.69	$7.15
Crude oil per Bbl	$100.59	$103.48	$106.17	$90.95	$71.73
Hedge gain (loss) per Bbl	(1.18)	1.29	0.04	(6.80)	0.75
Total crude oil per Bbl	$99.41	$104.77	$106.21	$84.15	$72.48
Total hedge gain (loss) per BOE	$(0.56)	$1.81	$1.77	$(1.61)	$5.74

Operating revenues per BOE	$74.88	$76.95	$80.74	$67.98	$62.83
Operating expenses per BOE
Lease operating expense
Insurance expense	1.90	2.08	1.77	2.21	3.48
Workover and maintenance	4.04	4.15	3.49	2.62	2.47
Direct lease operating expense	16.31	15.23	13.99	14.12	12.01
Total lease operating expense per BOE	22.25	21.46	19.25	18.95	17.96
Production taxes	0.33	0.33	0.45	0.26	0.53
Gathering and transportation	1.43	1.54	1.01	0.98	—
Depreciation, depletion and amortization	25.75	23.95	22.76	23.22	22.87
General and administrative	5.87	4.56	5.34	5.94	6.25
Other – net	2.19	2.08	1.98	2.10	2.36
Total operating expenses per BOE	57.82	53.92	50.79	51.45	49.97
Operating income per BOE	$17.06	$23.03	$29.95	$16.53	$12.86

10

The supplementary data presented reflects information for all of our oil and gas producing activities. Costs incurred for oil and gas property acquisition, exploration and development activities are as follows:

	Year Ended June 30,
	2014	2013	2012
	(In Thousands)
Property acquisitions
Proved	$2,046,879	$108,825	$6,401
Unevaluated	924,882	52,339	—
Exploration costs	153,136	168,512	183,397
Development costs	632,262	633,868	327,360

Estimated quantities of proved domestic oil and gas reserves and changes in quantities of proved developed and undeveloped reserves in thousands of barrels (“MBbls”) and millions of cubic feet (“MMcf”) for each of the periods indicated were as follows:

	Crude Oil	Natural Gas	Total
	(MBbls)	(MMcf)	(MBOE)
Proved reserves at June 30, 2011	77,206	236,316	116,592
Production	(11,172)	(29,824)	(16,143)
Extensions and discoveries	11,444	27,821	16,081
Revisions of previous estimates	9,098	(23,281)	5,217
Reclassification of proved undeveloped	(1,783)	(2,042)	(2,123)
Proved reserves at June 30, 2012	84,793	208,990	119,624
Production	(10,318)	(32,354)	(15,710)
Extensions and discoveries	40,690	40,714	47,476
Revisions of previous estimates	14,380	7,903	15,697
Reclassification of proved undeveloped	(1,123)	(1,755)	(1,416)
Purchases of reserves	5,225	45,623	12,829
Proved reserves at June 30, 2013	133,647	269,121	178,500
Production	(10,978)	(32,754)	(16,437)
Extensions and discoveries	17,141	19,703	20,424
Revisions of previous estimates	(3,567)	(29,822)	(8,537)
Sales of reserves	(4,159)	(3,378)	(4,722)
Purchases of reserves	53,305	141,986	76,970
Proved reserves at June 30, 2014	185,389	364,856	246,198

Proved developed reserves
June 30, 2011	59,234	134,024	81,572
June 30, 2012	63,308	110,310	81,693
June 30, 2013	80,223	175,623	109,493
June 30, 2014	112,789	222,916	149,942

Proved undeveloped reserves
June 30, 2011	17,972	102,292	35,020
June 30, 2012	21,485	98,680	37,931
June 30, 2013	53,424	93,498	69,007
June 30, 2014	72,600	141,940	96,256

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Forward-Looking Statements

All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices or other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, our ability to integrate acquisitions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Competent Person Disclosure

The technical information contained in this announcement relating to resources and operations adheres to the standard set by the Society of Petroleum Engineers (“SPE”). Phil Kerig, Vice President of Corporate Development is the qualified person who has reviewed and approved the technical information contained in this announcement.

About the Company

Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore. Cantor Fitzgerald Europe is Energy XXI’s listing broker in the United Kingdom. To learn more, visit the Energy XXI website at www.EnergyXXI.com.

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GLOSSARY

Reserves:

Proved Oil and Gas Reserves — Those quantities of crude oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible — from a given date forward, from known reservoirs, and under existing economic conditions, operating methods and government regulations — prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time. This definition has been abbreviated from the definition of "Proved oil and gas reserves" contained in Rule 4-10(a)(22) of SEC Regulation S-X.

Proved Developed Reserves — Reserves are categorized as proved developed if they are expected to be recovered from existing wells.

Probable Reserves — Those additional reserves that are less certain to be recovered than proved reserves but more certain to be recovered than possible reserves. This definition has been abbreviated from the applicable definition contained in Rule 4-10(a)(18) of SEC Regulation S-X.

Possible Reserves — Those additional reserves that are less certain to be recovered than probable reserves. This definition has been abbreviated from the applicable definition contained in Rule 4-10(a)(17) of Regulation S-X.

Other terms:

Barrel – unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

BOE – barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d – barrels of oil equivalent per day.

Bbl/d – barrels per day of oil or condensate.

MMBTU – million British thermal units.

Mcf/d – thousand cubic feet of gas per day.

MD – total measured depth of a well.

Net Pay – cumulative hydrocarbon-bearing formations.

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NRI, Net Revenue Interest – the percentage of production revenue allocated to the working interest after first deducting proceeds allocated to royalty and overriding interest.

TD – target total depth of a well.

TVD –true vertical depth of a well.

WI, Working Interest – the interest held in lands by virtue of a lease, operating agreement, fee title or otherwise, under which the owner of the interest is vested with the right to explore for, develop, produce and own oil, gas or other minerals and bears the proportional cost of such operations.

Workover / Recompletion – operations on a producing well to restore or increase production. A workover or recompletion may be performed to stimulate the well, remove sand or wax from the wellbore, to mechanically repair the well, or for other reasons.

Enquiries of the Company

Energy XXI	Cantor Fitzgerald Europe

Stewart Lawrence	Nominated Adviser: David Porter, Rick Thompson

Senior Vice President, Investor Relations and Communications	Corporate Broking: Richard Redmayne

713-351-3006	Tel: +44 (0) 20 7894 7000

slawrence@energyxxi.com	Pelham Bell Pottinger

James Henderson
Greg Smith
jhenderson@pelhambellpottinger.co.uk
Vice President, Investor Relations
Mark Antelme
713-351-3149
mantelme@pelhambellpottinger.co.uk
gsmith@energyxxi.com
+44 (0) 20 7861 3232

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